Exhibit 99.1

                                  MARIKA, INC.

                             SUBSCRIPTION AGREEMENT

1. SUBSCRIPTION:

     (a) The undersigned subscribes for _______ shares of Common Stock of Marika Inc., at $0.02 per share.

     (b) Total subscription price ($0.02 multiplied by the number of shares): = $_____________.

2. SUBSCRIBER INFORMATION:

     ____________________________            ___________________________________
     Name (type or print)                    Social Security or similar taxpayer
                                             identification number

     ____________________________            ___________________________________
     Name (type or print)                    Social Security or similar taxpayer
                                             identification number
     Mailing Address:

     Street _____________________________________________________

     City ________________ State (or similar jurisdiction) ______

     Zip (or similar mail) code __________

3. TYPE OF OWNERSHIP: (You must check one box)

     a.[ ] Individual            f.[ ] Joint Tenants with Rights of Survivorship

     b.[ ] Tenants in Common     g.[ ] Custodian for ___________________________

     c.[ ] Community Property    h.[ ] Uniform Gifts to Minors Act of the State
                                       of ______________________________________

     d.[ ] Partnership           i.[ ] Corporation _____________________________

     e.[ ] Trust                 j.[ ] Other (explain) _________________________

4. RECEIPT OF DISCLUSRE DOCUMENT:

     By executing this Subscription Agreement, the undersigned acknowledges receipt of the Company's Prospectus dated ______________ (the "Prospectus"), as supplemented to the date of this Subscription Agreement, in which the terms and conditions of the offering of Common Stock of Marika Inc. and the risks associated therewith are described.
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5. TERMINATION OF THE OFFERING:

     The undersigned understands and agrees that Marika Inc. may terminate the offering at any time and for any reason. If the offering is so terminated and Marika Inc. hold funds of the undersigned for a subscription that has not been accepted by an authorized representative of Marika Inc., together with the unaccepted Subscription Agreement, then, in that event, those funds so held shall be returned to the undersigned without any interest earned thereon.

6. REPRESENTATION AND WARRANTS OF SUBSCRIBER:

     By executing this Subscription Agreement, the undersigned represents and warrants to the Company that:

     (a) The undersigned is purchasing the Common Stock for the undersigned's own account or is purchasing the Common Stock for the account or benefit of a member or members of the undersigned's immediate family or in a fiduciary capacity for the account of another person or entity and not purchasing as an agent for another person or entity. Furthermore, if the undersigned is purchasing for the account of another person or entity, the undersigned has full and complete authority to execute this Subscription Agreement in such capacity and on behalf of such person or entity.

     (b)  The undersigned is 18 years of age or older (You must check box)
          [ ] Yes [ ] No

7. TERMINATION OF THE OFFERING:

     The undersigned hereby confirms the undersigned's understanding that Marika Inc. has the full right to accept or reject this subscription; provided, however, that Marika Inc. must accept or reject this subscription no later than the date of termination of the offering set forth in the Prospectus.

Please make a copy of your completed Subscription Agreement

Signature:

Executed this _____ day of _______________________, 20___ at,

________________________________________________________________________________
Address

________________________________________________________________________________
City           State (or similar jurisdiction)             Zip (or similar mail)
code

X__________________________________       X ___________________________________
 Signature                                  Signature

MAKE CHECK PAYABLE TO "MARIKA INC."

SEND SUBSCRIPTION AGREEMENT AND CHECK TO:

Marika Inc.
2360 Corporate Circle, Suite 400
Henderson, Nevada 89074

Accepted for Marika Inc.

By: _______________________________
Aleksandrs Sviks,
Chief Executive Officer

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